United Security Bancshares
4th Quarter - ImprovingTrends Continue

FRESNO, CA, February 9, 2010 Dennis R. Woods, President and Chief Executive Officer of United Security Bancshares http://www.unitedsecuritybank.com/ (Nasdaq Global Select: UBFO) reported today the results of operations for the 4th quarter and twelve months ended December 31, 2009.

The net loss was $425,000 for the 4th quarter of 2009, as compared with a net income of $842,000 for the 4th quarter in 2008. Basic and diluted (loss) earnings per share for the 4th quarter 2009 were ($.03) compared with $0.07 for the 4th quarter 2008. For the twelve months ended December 31, 2009, the net loss was $4,537,000 compared with net income of $4,070,000 in 2008.

For the 4th quarter 2009, return on average equity was (2.18%) and the return on average assets (.23%) compared with a return on average equity was 4.18% and the return on average assets was 0.43% for the 4th quarter 2008. For the twelve months ended December 31, 2009, return on average equity was (5.77%) and the return on average assets was (.62%). For the same period in 2008, return on average equity was 4.93% and return on average assets was .52%. Shareholders’ equity at year end 2009 was $75.8 million.

The Board of Directors of United Security Bancshares declared a 1st quarter 2010 stock dividend of one percent (1%). The stock dividend replaces the quarterly cash dividend. The stock dividend was payable to shareholders of record on January 8, 2009 and shares were issued on January 20, 2009.

Woods added, “During the last half of 2009 the Company showed a net profit of $268,000. We are seeing the fruits of significant efforts over the past 12 months, after taking control of and completing various requirements to prepare properties for sale. During the last half of the year, 75 transactions related to nonperforming assets sold for total proceeds of $30.8 million after additional write-downs and (gains)/losses of $1,469,000.

“Our focused and disciplined approach provides our customers with as much assistance as possible during difficult times while we attempt to avoid contributing to further job loss and property value declines, often associated with ill timed liquidations. We understand, if your neighbors’ property is liquidated in a forced sale, your property drops in value and we work to minimize that whenever possible.”

“Our employees have a strong commitment to an approach that benefits customers and shareholders alike and parallels our commitment to provide excellent bank services in the communities we serve. Our business plan reduces nonperforming assets, adds to our strong capital base while providing customers with more options.  Fortunately, strong core earnings allow us greater flexibility for accomplishing these goals.”

Net interest income for the 4th quarter 2009 was $7.25 million, up $176,000 from the 4th quarter of 2008 for an increase of 2.5%. The net interest margin increased from 4.02% in the 4th quarter 2008 to 4.67% in 2009. For the twelve months ended December 31, 2009 net interest income was $28,347,000, down $1,862,000 from $30,209,000 for the same period in 2008 for an 6.16% decline. The net interest margin was 4.36% for the twelve month period ended December 31, 2008 and 4.51% for the same period in 2009.

Noninterest income for the 4th quarter of 2009 was $2,870,000, up $172,000 from $2,698,000 in 2008 for an increase of 6.4%. For the twelve months ended December 31, 2009, noninterest income was $6,307,000, down $2,036,000 from $8,343,000 for the same period in 2008. Several categories of noninterest income declined in 2009 relative to 2008 including but not limited to: ATM fees (down $148,000); service charges (down $113,000); gains on sale of OREO (down $861,000); miscellaneous income (down $279,000); financial service income (down $452,000) and OREO rent (down $312,000).

Other operating expenses for the three months ended December 31, 2009 were $6,353,000 and $6,271,000 for 2008, an increase of $82,000 or 1.32%. For the twelve months ended December 31, 2009, other operating expenses totaled $27,967,000, up $4,615,000 from $23,351,000 for the same period in 2008. Five expense components accounted for the much of differences for the twelve month period. 1) FDIC assessments increased by $683,000, 2) write-downs on foreclosed properties were up $437,000, 3) foreclosed property expenses were up $1,194,000, 4) sundry losses associated with a lawsuit were up $817,000 and 5) a goodwill impairment expense was up $3,026,000 in 2009 over 2008.

The provision for loan loss was $4,781,000 for the 4th quarter of 2009 and $2,366,000 for 4th quarter of 2008. For the twelve months ended December 31, 2009, the provision was $13,375,000 compared with $9,526,000 for the same period in 2008. In determining the adequacy of the allowance for loan losses, Management’s judgment is the primary determining factor for establishing the amount of the provision for loan losses and management considers the allowance for loan and lease losses at December 31, 2009 to be adequate. Non-performing assets decreased to 10.32% of total assets on December 31, 2009 from 12.43% on September 30, 2009.At year-end 2008 non-performing assets were 10.68% of total assets.

United Security Bancshares is a $690+ million bank holding company. United Security Bank, its principal subsidiary is a state chartered bank and member of the Federal Reserve Bank of San Francisco.

FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended and the Company intends such statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.
Forward-looking statements are based on management’s knowledge and belief as of today and include information concerning the Company’s possible or assumed future financial condition, and its results of operations, business and earnings outlook. These forward-looking statements are subject to risks and uncertainties. A number of factors, some of which are beyond the Company’s ability to control or predict, could cause future results to differ materially from those contemplated by such forward-looking statements. These factors include (1) changes in interest rates, (2) significant changes in banking laws or regulations, (3) increased competition in the company’s market, (4) other-than-expected credit losses, (5) earthquake or other natural disasters impacting the condition of real estate collateral, (6) the effect of acquisitions and integration of acquired businesses, (7) the impact of proposed and/or recently adopted changes in regulatory, judicial, or legislative tax treatment of business transactions, particularly recently enacted California tax legislation and the subsequent Dec. 31, 2003, announcement by the Franchise Tax Board regarding the taxation of REITs and RICs; and (8) unknown economic impacts caused by the State of California’s budget issues. Management cannot predict at this time the severity or duration of the effects of the recent business slowdown on our specific business activities and profitability. Weaker or a further decline in capital and consumer spending, and related recessionary trends could adversely affect our performance in a number of ways including decreased demand for our products and services and increased credit losses. Likewise, changes in interest rates, among other things, could slow the rate of growth or put pressure on current deposit levels and affect the ability of borrowers to repay loans. Forward-looking statements speak only as of the date they are made, and the company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the statements are made, or to update earnings guidance including the factors that influence earnings. For a more complete discussion of these risks and uncertainties, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, and particularly the section of Management’s Discussion and Analysis.

United Security Bancshares
Consolidated Balance Sheets (unaudited)
(Dollars in thousands)

	December 31,	December 31,
	2009	2008
Cash & nonint.-bearing deposits in banks	$17,644	$19,426
Interest-bearing deposits in banks	3,313	20,431
Federal funds sold	11,585	0
Investment securities AFS	71,411	92,749
Loans, net of unearned fees	507,707	543,317
Less: allowance for loan losses	(15,016)	(11,529)
Loans, net	492,692	531,788
Premises and equipment, net	13,296	14,285
Intangible assets	9,425	13,417
Other assets	73,201	68,980
TOTAL ASSETS	$692,568	$761,077

Deposits:
Noninterest-bearing demand & NOW	187,754	190,363
Savings & Money Market	144,904	133,367
Time	229,002	184,756
Total deposits	561,660	508,486

Borrowed funds	40,000	155,045
Other liabilities	4,371	6,010
Junior subordinated debentures	10,716	11,926
TOTAL LIABILITIES	$616,747	$681,467

Shareholders' equity:
Common shares outstanding:
12,496,499 at Dec.. 31, 2009
12,010,372 at Dec.. 31, 2008	$37,575	$34,811
Retained earnings	40,499	47,722
Fair Value Adjustment – Hedge	0	0
Accumulated other comprehensive income	(2,253)	(2,923)
Total shareholders' equity	$75,820	$79,610
TOTAL LIABILITIES & SHAREHOLDERS' EQUITY	692,568	761,077

United Security Bancshares	Three	Three	Twelve	Twelve
Consolidated Statements of Income	Months	Months	Months	Months
(dollars in 000's, except per share amounts)	Ended	Ended	Ended	Ended
(unaudited)	December 31	December 31	December 31	December 31
	2009	2008	2009	2008
Interest income	$8,850	$10,036	$35,673	$45,146
Interest expense	1,605	2,967	7,327	14,937
Net interest income	7,245	7,069	28,347	30,209
Provision for loan losses	4,781	2,366	13,375	9,526
Other income	2,870	2,698	6,307	8,343
Other expenses	6,353	6,271	27,967	23,351
Income before income tax provision	(1,020)	1,130	(6,687)	5,675
Provision for income taxes	(595)	289	(2,150)	1,605
NET INCOME	$(425)	$842	$(4,537)	$4,070

United Security Bancshares	Three	Three	Twelve	Twelve
Selected Financial Data	Months	Months	Months	Months
(dollars in 000's except per share amounts)	Ended	Ended	Ended	Ended
	December 31 2009	December 31 2008	December 31 2009	December 31 2008
Basic Earnings Per Share	$(0.03)	$0.07	$(0.36)	$0.32
Diluted Earning Per Share	$(0.03)	$0.07	$(0.36)	$0.32

Annualized Return on:
Average Assets	-0.23%	0.43%	-0.62%	0.52%
Average Equity	-2.18%	4.18%	-5.77%	4.93%
Net Interest Margin	4.67%	4.02%	4.51%	4.36%

Net Charge-offs to Average Loans	2.69%	2.31%	1.80%	0.92%

	December 31 2009	December 31 2008
Book Value Per Share	$6.07	$6.63
Tangible Book Value Per Share	$5.31	$5.51
Efficiency Ratio	80.70%	60.38%
Non Performing Assets to Total Assets	10.32%	10.68%

Allowance for Loan Losses to Total Loans	2.96%	2.75%
Shares Outstanding - period end	12,496,499	12,010,372
Basic Shares - YTD average weighted	12,496,578	12,537,955
Diluted Shares - YTD average weighted	12,496,578	12,541,516
Basic Shares - QTD average weighted	12,496,525	12,512,595
Diluted Shares - QTD average weighted	12,496,525	12,512,674